FIRST SUPPLEMENTAL INDENTURE

between

FIRST MERCHANTS CORPORATION

and

U.S. BANK TRUST NATIONAL ASSOCIATION

Dated as of June 30, 2010

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS

Section 1.1	Definition of Terms.	2

ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

Section 2.1	Designation and Principal Amount.	3
Section 2.2	No Maturity.	3
Section 2.3	Form and Payment.	3
Section 2.4	Global Debenture.	4
Section 2.5	Interest.	5
Section 2.6	Forms of Declaration and Guarantee Agreement.	6
Section 2.7	Events of Default.	6

ARTICLE III
REDEMPTION OF THE DEBENTURES

Section 3.1	Optional Redemption.	6
Section 3.2	Redemption Procedures.	6
Section 3.3	No Sinking Fund.	6

ARTICLE IV
EXTENSION OF INTEREST PAYMENT PERIOD

Section 4.1	Extension of Interest Payment Period.	7
Section 4.2	Notice of Extension.	7
Section 4.3	Limitation of Transactions.	8

ARTICLE V
EXPENSES

Section 5.1	Payment of Expenses.	8
Section 5.2	Payment Upon Resignation or Removal.	9

ARTICLE VI
COVENANT TO LIST ON EXCHANGE

Section 6.1	Listing on an Exchange.	9

-i-

ARTICLE VII
FORM OF DEBENTURE

Section 7.1	Form of Debenture.	9
Section 7.2	Legend and Transfer of Debentures.	9

ARTICLE VIII
ORIGINAL ISSUE OF DEBENTURES

Section 8.1	Original Issue of Debentures.	11

ARTICLE IX
MISCELLANEOUS

Section 9.1	Ratification of Indenture.	11
Section 9.2	Trustee Not Responsible for Recitals.	11
Section 9.3	Governing Law.	11
Section 9.4	Separability.	12
Section 9.5	Counterparts.	12

-ii-

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 30, 2010 (the “First Supplemental Indenture”), between FIRST MERCHANTS CORPORATION, an Indiana corporation (hereinafter sometimes called the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as trustee (hereinafter sometimes called the “Trustee”) under the Indenture dated as of June 30, 2010 between the Company and the Trustee (the “Indenture”).

WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company’s unsecured junior subordinated debentures to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of such securities to be known as its Fixed Rate Perpetual Junior Subordinated Debentures, Series A (the “Debentures”), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

WHEREAS, the Company and First Merchants Capital Trust III, a Delaware statutory trust (the “Trust”), propose to exchange for 46,400 shares of outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $1,000 liquidation preference per share, of the Company (the “Series A Preferred Stock”) $46,400,000 aggregate liquidation amount of the Trust’s Fixed Rate Capital Securities (the “Capital Securities”), representing preferred undivided beneficial interests in the assets of the Trust, and the Trust proposes to use the Series A Preferred Stock, together with the proceeds of the issuance and sale by the Trust to the Company of $1,435,000 aggregate liquidation amount of its Fixed Rate Common Securities (the “Common Securities”), to purchase $47,835,000 aggregate principal amount of the Debentures; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company, and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS

Section 1.1       Definition of Terms.  Unless the context otherwise requires:

(a)           a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

(b)           a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c)           the singular includes the plural and vice versa;

(d)           a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

(e)           headings are for convenience of reference only and do not affect interpretation;

(f)            the following terms have the meanings given to them in the Declaration:  (i) Capital Securities Certificate; (ii) Delaware Trustee; (iii) Distributions; (iv) Exchange Agreement; (v) Guarantee; (vi) Property Trustee; and (vii) Trust Securities; and

(g)           the following terms have the meanings given to them in this Section 1.1(g):

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

“Common Stock” means the common stock, $0.125 stated value per share, of the Company.

“Compound Interest” shall have the meaning set forth in Section 4.1.

“Coupon Rate” shall have the meaning set forth in Section 2.5(a).

“Creditor” shall have the meaning set forth in Section 5.1.

“Declaration” means the Amended and Restated Declaration of Trust and Trust Agreement of First Merchants Capital Trust III, a Delaware statutory trust, dated as of June 30, 2010.

“Deferred Interest” shall have the meaning set forth in Section 4.1.

“Dissolution Event” means the dissolution of the Trust and distribution of the Debentures held by the Property Trustee pro rata to the holders of the Trust Securities in liquidation of such holders’ interests in the Trust in accordance with the Declaration, such event to occur, subject to approval of the Appropriate Federal Banking Agency, at the option of the Company at any time upon the terms and conditions set forth in the Declaration.

“Extended Interest Payment Period” shall have the meaning set forth in Section 4.1.

“Global Debenture” shall have the meaning set forth in Section 2.4(a).

“Holder” means any person in whose name at the time a Debenture is registered on the Security Register.

“Interest Payment Date” shall have the meaning set forth in Section 2.5(a).

“Interest Period” means the period beginning on (and including) the date of issue and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) the Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

“Non Book-Entry Capital Securities” shall have the meaning set forth in Section 2.4(a).

“Redemption Price” shall have the meaning set forth in Section 3.1.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

Section 2.1       Designation and Principal Amount.  There is hereby authorized a series of Debt Securities designated as the “Fixed Rate Perpetual Junior Subordinated Debentures, Series A”, in aggregate principal amount of $47,835,000.

Section 2.2       No Maturity.  The Debentures shall be perpetual, but shall be redeemable as provided in Article III and subject to acceleration as provided in Article V of the Indenture.

Section 2.3       Form and Payment.  Except as provided in Section 2.4, the Debentures shall be issued as Registered Securities without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee in Wilmington, Delaware; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compound Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.  There are no additional amounts payable on such Debentures pursuant to Section 10.6 of the Indenture.  The Trustee shall serve as the Security Registrar with respect to the Debentures and shall maintain the Security Register at its Corporate Trust Office.

Section 2.4        Global Debenture.  (a)  In connection with a Dissolution Event,

(i)            the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a “Global Debenture”), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees.  In such case, the Trustee shall act as the Global Exchange Agent.  The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

(ii)           if any Capital Securities are held in non book-entry certificated form (“Non Book-Entry Capital Securities”), the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Capital Security Certificate which represents Non Book-Entry Capital Securities will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Security Registrar of the Debentures for transfer or reissuance, at which time such Non Book-Entry Capital Security Certificates will be canceled and a Debenture, registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Any Debentures exchanged for Capital Securities represented by a Capital Securities Certificate bearing the legend set forth in Section 5.4 of the Declaration shall bear such legend and the last paragraph of such Section 5.4 shall apply, mutatis mutandis, to such Debentures. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

(b)           A Global Debenture may be transferred, in whole but not in part, only by the Depositary to another nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary. The Depositary shall initially be The Depository Trust Company, New York, New York.

(c)           Except as otherwise provided in or pursuant to this First Supplemental Indenture, a Global Debenture shall be exchangeable for Debentures in definitive registered form only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days of the date the Company is so informed in writing or becomes aware of such condition, (ii) the Depository ceases to be registered as a “clearing agency” under the Securities Exchange Act of 1934, as amended, (iii) an Event of Default, as defined in the Indenture, has occurred and is continuing with respect to the Debentures, or (iv) the Company, in its sole discretion, determines that the Debentures shall no longer be represented by such Global Debenture. Upon the occurrence of any of (i) through (iv) above, the Company shall execute and, subject to Article II of the Indenture, the Trustee, upon Company Order, shall authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In the event the Company determines that the Debentures shall no longer be represented by a Global Debenture pursuant to clause (iv) above, the Company shall execute and, subject to Section 3.05 of the Indenture, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, shall authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debt Securities to the Depositary for delivery to the Persons in whose names such Debt Securities are so registered.

Section 2.5       Interest.  (a)  Each Debenture will bear interest at a rate of (A)  5.00% per annum for the period from and including June 30, 2010 to but excluding February 20, 2014, and (B) 9.00% per annum thereafter (the “Coupon Rate”) until the principal thereof is paid or made available for payment, and to the extent that payment of such interest is enforceable under applicable law, on any overdue installment of interest at the applicable Coupon Rate, compounded quarterly, payable quarterly in arrears on each February 15, May 15, August 15 and November 15 (each, an “Interest Payment Date”), commencing on August 15, 2010, to the Person in whose name such Debenture or any predecessor Debenture is registered at the close of business on the relevant record date, which will be, as long as the Capital Securities are in book-entry form (or, if no Capital Securities remain outstanding, as long as the Debentures remain in book-entry form), one Business Day prior to the relevant Interest Payment Date and, in the event the Capital Securities are not in book-entry form (or, if no Capital Securities remain outstanding, in the event the Debentures are not in book-entry form), the last day of the month next preceding each Interest Payment Date, except as otherwise provided pursuant to the provisions of Article IV.

(b)           The amount of interest payable for any period less than a full quarterly interest period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full quarterly interest period shall be computed by dividing the applicable rate per annum by four. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

Section 2.6       Forms of Declaration and Guarantee Agreement.  The Declaration shall be substantially in the form set forth in Exhibit B and the Guarantee Agreement shall be substantially in the form set forth in Exhibit C.

Section 2.7       Events of Default.  The Event of Default described in Section 5.1(d) of the Indenture shall not apply to the Debentures.

Section 2.8       Agreed Tax Treatment.  Pursuant to Section 3.1(z) of the Indenture, and notwithstanding Section 3.15 of the Indenture, each Debenture issued hereunder shall provide that the Company, and by its acceptance of a Debenture or a beneficial interest therein, the Holder of, or any Person that acquires a beneficial interest in, such Debenture, agree that for United States federal, state and local tax purposes such Debenture constitutes equity in the Company.

ARTICLE III

REDEMPTION OF THE DEBENTURES

Section 3.1       Optional Redemption.  The Debentures are redeemable at the option of the Company, in whole or in part, subject to the approval of the Appropriate Federal Banking Agency, (i) at any time while the Capital Securities or the Debentures are held by the United States Department of the Treasury in conjunction with Troubled Asset Relief Program assistance provided to the Company or (ii) at any time on or after June 30, 2015, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Compound Interest, if any) to the date of redemption.

Section 3.2       Redemption Procedures.  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Debentures called for redemption. If the Debentures are only partially redeemed pursuant to Section 3.1, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Depositary participant to be redeemed. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

Section 3.3        No Sinking Fund.  The Debentures are not entitled to the benefit of any sinking fund.

ARTICLE IV

EXTENSION OF INTEREST PAYMENT PERIOD

This Article IV and the provisions set forth in the form of Debenture, but not the provisions of Section 3.13 of the Indenture, shall apply to the deferral of interest on the Debentures:

Section 4.1       Extension of Interest Payment Period.  Provided that no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods (the “Extended Interest Payment Period”), during which Extended Interest Payment Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period (“Compound Interest”). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Compound Interest (together, “Deferred Interest”) that shall be payable to the Holders in whose names the Debentures are registered in the Security Register on the record date for the first Interest Payment Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such previous or further extensions thereof shall not exceed 20 consecutive quarterly periods. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

Section 4.2       Notice of Extension.  (a)  If the Property Trustee is the only registered Holder at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) if the Debentures are then listed on the Nasdaq National Market or other national securities exchange, the date the Company is required to give notice of the record date, or the date such Distributions are payable to such organization or to holders of the Capital Securities issued by the Trust.

(b)           If the Property Trustee is not the only Holder at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures notice of its election of such Extended Interest Payment Period not later than the tenth Business Day prior to the next succeeding Interest Payment Date; provided that if the Debentures are then listed on the Nasdaq National Market or other national securities exchange and the Company is required to give notice of the record date or the Interest Payment Date to such organization or to Holders of the Debentures prior to such date, the Company shall give notice of its election at least one Business Day prior to the date it is required to give such notice of the record date.

(c)           The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarterly periods permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

Section 4.3       Limitation of Transactions.  If the Company shall exercise its right to defer payment of interest as provided in Section 4.1 and the Extended Interest Payment Period is continuing, the Company shall be subject to the limitations set forth in Section 10.8 of the Indenture.

ARTICLE V

EXPENSES

Section 5.1       Payment of Expenses.  In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust (including the exchange of the Capital Securities for the Series A Preferred Stock), the Company, in its capacity as borrower with respect to the Debentures, shall:

(a)           pay all costs and expenses relating to the offering, sale and issuance of the Trust Securities and the Debentures, including any exchange fees payable pursuant to the Exchange Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.7 of the Indenture;

(b)           be responsible for and shall pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the fees and expenses (including reasonable counsel fees and expenses) of the Property Trustee, the Delaware Trustee and the Administrative Trustees (including any amounts payable under Article VIII of the Declaration), the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), exchange rate agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets and the enforcement by the Property Trustee of the rights of the holders of the Capital Securities issued by the Trust);

(c)           be liable for any indemnification obligations arising with respect to the Declaration; and

(d)           pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

The Company’s obligations under this Section 5.1 shall be for the benefit of, and shall be enforceable by, any Person to whom such debts, obligations, costs, expenses and taxes are owed (a “Creditor”) whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Company’s obligations under this Section 5.1 directly against the Company and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Company. The Company agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 5.1.

The provisions of this Section shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this First Supplemental Indenture.

Section 5.2       Payment Upon Resignation or Removal.  Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation that are payable pursuant to Section 6.7 of the Indenture. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 8.10 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

ARTICLE VI

COVENANT TO LIST ON EXCHANGE

Section 6.1       Listing on an Exchange.  If the Debentures are distributed to the holders of the Trust Securities issued by the Trust, and the Capital Securities are then so listed, the Company will use its commercially reasonable efforts to list such Debentures on the Nasdaq Global Select Market or with another organization on which the Capital Securities of the Trust are then listed.

ARTICLE VII

FORM OF DEBENTURE

Section 7.1       Form of Debenture.  The Debentures, and the Trustee’s Certificate of Authentication to be endorsed thereon, are to be substantially in the forms attached hereto as Exhibit A.

Section 7.2       Legend and Transfer of Debentures.  Notwithstanding anything herein to the contrary, Debentures may not be transferred except in compliance with the restrictive legend set forth below:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY (A “PLAN ASSET ENTITY”), AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN, MAY ACQUIRE OR HOLD THESE DEBENTURES OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING OR THE REQUIREMENTS OF U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c-1 ARE SATISFIED SUCH THAT NEITHER THESE DEBENTURES HELD BY THE PURCHASER OR HOLDER NOR THE ASSETS OF THE COMPANY CONSTITUTE “PLAN ASSETS” UNDER ERISA OR THE CODE. ANY PURCHASER OR HOLDER OF THESE DEBENTURES OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING OR U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c-1.”

The Debentures may not be assigned or transferred unless the Trustee and the Company receives an opinion of counsel satisfactory to the Trustee and the Company stating that such transfer (i) does not contravene the restrictive legends outlined above, and (ii) will not cause the Company to be an "Investment Company" or under the "control" of an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.  The opinion of counsel will not be required in connection with a transfer by a Holder who is a division of the United States Government, including the Department of the Treasury, or any Affiliate thereof.

ARTICLE VIII

ORIGINAL ISSUE OF DEBENTURES

Section 8.1       Original Issue of Debentures.  Debentures in the aggregate principal amount of $47,835,000, may, upon execution of this First Supplemental Indenture or upon any written order of the Company setting forth the amount therefor, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman of the Board, its President, any Senior Executive Vice President, any Executive Vice President or any Senior Vice President and its Secretary or any Assistant Secretary, without any further action by the Company.

ARTICLE IX

MISCELLANEOUS

Section 9.1       Ratification of Indenture.  The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 9.2       Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or the Debentures issued hereunder (other than its Certificate of Authentication).

Section 9.3       Governing Law.  This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State without regard to conflicts of laws principles.

Section 9.4       Separability.  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 9.5       Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

FIRST MERCHANTS CORPORATION

By:	/s/ Mark K. Hardwick
Name:	Mark K. Hardwick
Title:	Chief Financial Officer and Executive Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ Annette Morgan
Name:	Annette E. Morgan
Title:	Assistant Vice President

EXHIBIT A
(FORM OF FACE OF DEBENTURE)

FIRST MERCHANTS CORPORATION

Fixed Rate Perpetual Junior Subordinated Debentures, Series A

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY (A “PLAN ASSET ENTITY”), AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN, MAY ACQUIRE OR HOLD THESE DEBENTURES OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING OR THE REQUIREMENTS OF U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c-1 ARE SATISFIED SUCH THAT NEITHER THESE DEBENTURES HELD BY THE PURCHASER OR HOLDER NOR THE ASSETS OF THE COMPANY CONSTITUTE “PLAN ASSETS” UNDER ERISA OR THE CODE. ANY PURCHASER OR HOLDER OF THESE DEBENTURES OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING OR U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c-1.

The following legend applies if this Security is a Global Security:  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

CUSIP NO.___________	PRINCIPAL AMOUNT: $

REGISTERED NO.

FIRST MERCHANTS CORPORATION

Fixed Rate Perpetual Junior Subordinated Debentures, Series A

First Merchants Corporation, a corporation duly organized and existing under the laws of the State of Indiana (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, interest on the principal sum of                      Dollars ($                    ) from June 30, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for quarterly (subject to deferral as set forth herein) on February 15, May 15, August 15 and November 15 of each year commencing August 15, 2010, at a rate of (A) 5.00% per annum for the period from and including June 30, 2010 to but excluding February 20, 2014, and (B) 9.00% per annum thereafter (the “Coupon Rate”), together with Additional Sums, if any, as provided in Section 10.7 of the Indenture, until the principal hereof is paid or made available for payment; provided, however, that any overdue installment of interest (after giving effect to any Extension Period permitted by this Security) shall bear Additional Interest at the Coupon Rate (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from the date such installment was due until it is paid or made available for payment. The amount of interest payable for any period less than a full quarterly interest period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full quarterly interest period shall be computed by dividing the applicable rate per annum by four. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the last calendar day (whether or not a Business Day, as defined below) of the month next preceding such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. “Business Day” as used hereinabove is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to remain closed or are customarily closed.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of this Security, from time to time to defer the payment of interest on this Security for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an “Extension Period”), during which Extension Period the Company shall have the right to make a partial payment of interest on any Interest Payment Date, at the end of which the Company shall pay all interest then accrued and unpaid including any Additional Interest, as provided below; provided, however, that no Extension Period may end other than at the end of a full quarterly interest period; and provided, further, however, that during any such Extension Period, the Company shall not (i) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to this Security (except for any partial payments of interest with respect to and permitted under the Securities of this series), or (ii) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange, redemption or conversion of any class or series of the Company’s capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (c) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, (e) payments by the Company under the Guarantee Agreement, or (f) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may extend such Extension Period and further defer the payment of interest, provided that no Extension Period shall exceed 20 consecutive quarterly interest payment periods or end other than at the end of a full quarterly interest period. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above conditions. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the Coupon Rate, compounded quarterly and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment. The Company shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral or, so long as such Securities are held by or on behalf of First Merchants Capital Trust III, at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to holders of such Capital Securities of the record date or the date such Distributions are payable.

Payment of interest, including Additional Interest, on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in Muncie, Indiana, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or, upon written request of a Holder of $1,000,000 or more in aggregate principal amount of Securities of this series not less than 15 calendar days prior to the applicable Interest Payment Date, by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest, including Additional Interest, on this Security upon its redemption will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in Muncie, Indiana.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: ______________

FIRST MERCHANTS CORPORATION

By:
		Name:	Mark K. Hardwick
		Title:	Chief Financial Officer and Executive Vice President

Attest:
Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  ______________

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

OR

,
as Authenticating Agent for the Trustee

By:
Authorized Signatory

[Reverse of Debenture]

FIRST MERCHANTS CORPORATION

FIXED RATE JUNIOR SUBORDINATED DEBENTURES, SERIES A

This Security is one of a duly authorized issue of junior subordinated securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of June 30, 2010, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and U.S. Bank Trust National Association (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $47,835,000. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

The Securities are redeemable at the option of the Company, in whole or in part, subject to the approval of the Appropriate Federal Banking Agency, (i) at any time while the Capital Securities or this Security are held by the United States Department of the Treasury in conjunction with Troubled Asset Relief Program assistance provided to the Company or (ii) at any time on or after June 30, 2015, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Compound Interest, if any) to the date of redemption.

The Securities of this series are not subject to repayment at the option of the Holder hereof. The Securities of this series will not be entitled to any sinking fund.

The indebtedness evidenced by the Securities of this series is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Debt of the Company, and each Holder of the Securities of this series, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect hereto. The Securities of this series shall rank on a parity with all Trust Related Securities, including, without limitation, the Guarantee Agreement related to the Capital Securities of First Merchants Capital Trust III.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. All of the rights of the Holders set forth in this paragraph are subject to the rights of the holders of Capital Securities as set forth in the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The provisions contained in Sections 4.1 and 4.3 and Article XVII of the Indenture for defeasance of the entire indebtedness on this Security and certain restrictive covenants and certain Events of Default do not apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Muncie, Indiana, a new Security or Securities of this series in authorized denominations of $1,000 or integral multiples thereof for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

If this Security is a Global Security, this Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days, (y) the Company in its sole discretion determines that this Security shall no longer be represented by Global Securities, or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest, including  Additional Interest, at the same rate, having the same date of issuance, redemption provisions and other terms and of authorized denominations aggregating a like amount.

If this Security is a Global Security, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Subject to the rights of holders of Senior Debt of the Company set forth in this Security and the Indenture referred to above, no reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, including any Additional Interest, on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest, including Additional Interest, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act _________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee ____________________

(Please print or type name and address including postal zip code of Assignee)

the within Security of First Merchants Corporation and does hereby irrevocably constitute and appoint _____________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:  _____________

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.